Exhibit 21.1

IDENTIVE GROUP INC.

SUBSIDIARIES OF THE REGISTRANT

Subsidiary Legal Name	Jurisdiction of Incorporation/Formation
Americas:
Hirsch Electronics LLC	U.S.
ACIG TECHNOLOGY Corp.	U.S.
ACiG Technology Services (BR) Ltda	Brazil
Microtech International Inc.	Connecticut
SCM (fka) Dazzle Multimedia Inc.	Delaware
SCM Microsystems (U.S.) Inc.	Delaware
Syscan ID Inc.	Canada
Multicard, Inc.	U.S.

Europe:
ACIG AG	Germany
ARYGON Technologies AG	Germany
Identive Group GmbH	Germany
Bluehill ID AG	Germany
ExypnoTech GmbH	Germany
Identive Group AG	Switzerland
Identive Services AG	Switzerland
Multicard AG	Switzerland
Multicard GmbH	Germany
SCM Microsystems GmbH	Germany
SCM Microsystems Group Ltd.	United Kingdom
SCM Microsystems Ltd.	United Kingdom
TagStar Systems GmbH	Germany
SCM Hirsch Srl	Italy
Hirsch EMEA Inc.	British Virgin Islands
Multicard Netherlands B.V.	Netherlands

Asia:
Multicard Australia Pty Limited	Australia
SCM Microsystems (Asia) Pte. Ltd.	Singapore
SCM Microsystems (Japan) KK	Japan
SCM Microsystems (India) Private Limited	India
SCOLIS Technologies (India) Pvt. Ltd.	India
SCOLIS Technologies Pte Ltd.	Singapore
Smartag Pte., Ltd.	Singapore

All subsidiaries of the registrant are substantially owned, directly or indirectly by Identive Group, Inc., and do business under their respective names.